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                            FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report:  June 29, 1995
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  July 7, 1995


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Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following events:


         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 29, 1995, Registrant completed its acquisition of First National Bank of Paoli, an $18 million bank in Paoli, Orange County, Indiana.
Preferred shareholders of First National Bank of Paoli received shares of Registrant valued at $2,443,000 and common shareholders received cash in the amount of $847,000. At the merger date, First National Bank of
Paoli was merged with and became a branch of The Bank of Mitchell, a wholly-owned subsidiary of Registrant.

     On June 30, 1995, Registrant completed its acquisition of White County Bank, a $65 million bank in Carmi, White County, Illinois. White County Bank will be operated as a wholly-owned subsidiary of Registrant.
Shareholders of White County Bank received shares of Registrant valued at $10,877,000.

     Prior to the mergers there were no material relationships between Registrant and First National
Bank of Paoli nor between Registrant and White County
Bank, including any director, officer, or affiliate relationships between Registrant and the two organizations.

     Registrant did not borrow funds in connection with the acquisitions.

                 FINANCIAL INFORMATION

     The financial information required to be reported herein is incorporated by reference from Registrant's
Registration Statement on Form S-4, File No. 33-58493, which was declared effective on May 8, 1995.


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                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  July 7, 1995                /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary/Treasurer